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                                                                EXHIBIT 10.1


                                November __, 1996


_______________________________
c/o Piranha Interactive Publishing, Inc.
1839 West Drake, Suite B
Tempe, Arizona 85283

            Re:   Employment Agreement

Dear______________:

            Piranha Interactive Publishing, Inc., a Nevada corporation (the "Corporation"), recognizes that your contribution to the growth and success of the Corporation has been substantial and desires to assure the Corporation of your continued employment. The Corporation understands that you desire to continue to serve the Corporation on the terms set forth in this letter (the "Agreement"). In consideration of the promises hereafter set forth, the Corporation and you agree as follows:

                  1. Employment. The Corporation agrees to continue your employment, and you agree to continue to serve the Corporation, subject to the terms and conditions set forth herein.

                  2. Term of Agreement. This Agreement shall have a term of three (3) years ("Term") commencing on the Effective Date (as defined in Subsection 9(e)(3)) and expiring at 5:00 p.m. (Phoenix, Arizona time) on October 31, 1999; provided, however, that the provisions of Section 8 shall survive the termination of this Agreement.

                  3. Position and Duties. During the term of this Agreement, you shall serve as _______________________________________________________ of the
Corporation. In such capacity, you shall fulfill the duties and responsibilities of such office(s) as they exist as of the date hereof. You agree to devote your full time, skill and attention to the business of the Corporation during normal business hours to the extent necessary to discharge the duties and responsibilities assigned to you hereunder. If the Corporation believes you have breached your responsibilities and/or duties under this Section 3, it must deliver to you a written notice specifically identifying the manner in which the Corporation believes that you have failed to
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substantially perform your duties and/or carry out your responsibilities. The
Corporation shall grant you thirty (30) days from the date you receive such notice to adequately cure such deficiency and continue to resume performance of your responsibilities and/or duties.

                  4. Compensation.

                        a. Base Salary. Effective as of November 1, 1996 and during the Term hereof, you shall receive a minimum base salary ("Base Salary") of no less than the rate of $_______ per year. Your Base Salary shall be reviewed at least annually by the Board of Directors (the "Board"), or by a Compensation Committee of the Board, if one has been appointed by the Board (the "Committee"), and shall be increased at the discretion of the Board; provided, however, that at a minimum, your Base Salary shall be increased each year, commencing on November 1, 1997, by an amount equal to the Base Salary multiplied by the increase in the national Consumer Price Index as compared to the prior twelve (12) month period. Any increase in your Base Salary or other compensation shall in no way limit or reduce any other obligation of the Corporation hereunder, and once established at an increased rate, your Base Salary shall not thereafter be reduced. After withholding and other required deductions, your Base Salary shall be paid in equal installments in accordance with the policies of the Corporation as may be established from time to time. Any reference herein to the Board shall, where appropriate, encompass the Committee, if one has been appointed.

                        b. Bonuses. You shall be eligible to receive bonuses from time to time in accordance with any bonus plan adopted by the Board, in such amounts as shall be determined by the Board.

                        c. Expenses. During the term of your employment hereunder, you shall be entitled to prompt reimbursement for all ordinary and necessary business expenses incurred by you in furtherance of the Corporation's business and in accordance with the policies and procedures of the Corporation, as amended from time to time.

                        d. Benefits. You shall be entitled to receive a package of benefits which includes all of the programs, plans and perquisites currently provided to you by the Corporation as they may exist from time to time.

                  5. Termination. You shall be entitled to the benefits provided in Subsection 6(d) hereof upon termination of your employment during the remaining term of this Agreement, if any, unless such termination is (i) because of your Disability (as hereafter defined), (ii) by the Corporation for Cause (as hereafter defined) or (iii) by you other than for Good Reason (as hereafter defined).
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                        a. Disability. If, as a result of your incapacity due to
physical or mental illness, you shall have been absent from the full-time performance of your duties with the Corporation for six (6) consecutive months, and within thirty (30) days after the Corporation gives you written notice of termination you shall not have returned to the full-time performance of your duties, the Corporation may terminate your employment for "Disability."

                        b. Cause. Termination by the Corporation of your employment for "Cause" shall mean termination upon (i) your conviction of a felony, or (ii) your failure to cure, or commence curing and diligently pursue thereafter, a specified deficiency in the performance of your duties and/or responsibilities within the thirty (30) day period described in Section 3 hereof.

                        c. Good Reason. You shall be entitled to terminate your employment for Good Reason. For purposes of this Agreement, "Good Reason" shall mean, without your express written consent, any one or more of the following:

                              (1) the assignment to you of any duties which are
inconsistent with, or a material reduction of powers or functions associated with, your position, duties, responsibilities and status with the Corporation, a material change in your reporting responsibilities or in the conditions of your employment, or improper intervention in your ability to perform the duties and responsibilities that have been assigned to you under this Agreement, except in connection with your termination of employment by the Corporation for Cause or for Disability. If you resign your employment with the Corporation within one hundred twenty (120) days after a Change of Control (as defined in Subsection 9(e)(2) below) for reasons specified in this Subsection 5(c)(1), it shall be deemed to be a determination made in good faith and for Good Reason;

                              (2) a reduction by the Corporation in your Base
Salary as in effect on the date hereof or as the same shall be increased as provided herein;

                              (3) the failure of the Corporation to cause any
successor to expressly assume and agree to perform this Agreement pursuant to Subsection 9(a) hereof;

                              (4) any purported termination by the Corporation
of your employment that is not effected by a Notice of Termination (as defined in Subsection 9(e)(4)) pursuant to Subsection 5(d) hereof and/or for grounds not constituting Cause.

                        d. Notice of Termination. Any termination by the Corporation for Cause or by you for Good Reason shall be communicated by Notice of Termination to the other party hereto.
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                        e. Date of Termination. "Date of Termination" shall mean
the date specified in the Notice of Termination, where required, or in any other case the date upon which you cease to perform services for the Corporation; provided that if within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the basis for termination set forth therein, the Date of Termination shall be the date finally determined to be the Date of Termination, either by mutual written agreement of the parties or by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or the time for appeal therefrom having expired and no appeal having been perfected).

                  6. Compensation Upon Termination or During Disability. Upon termination of your employment or during a period of Disability you shall be entitled to the applicable benefits set forth below:

                        a. During any period in which you fail to perform your full-time duties with the Corporation as a result of incapacity due to Disability, you shall (i) receive your Base Salary at the rate in effect at commencement of any such period until the earlier of six (6) months from the commencement of such period or your employment is terminated pursuant to Subsection 5(a) hereof; and (ii) at the option of the Corporation, receive either (A) a lump sum payment equal to one (1) year of your Base Salary in effect on the date your employment is terminated plus an amount equal to the average of all bonuses paid to you during the three (3) years preceding the date your employment is terminated pursuant to Section 5(a) hereof (collectively, the "Disability Amount"), or (B) payment of the Disability Amount in twelve (12) equal monthly installments commencing one month from such termination date. Thereafter, your benefits shall be determined in accordance with the Corporation's retirement, insurance and other applicable programs and plans then in effect. Anything in this Subsection 6(a) to the contrary notwithstanding, any payments of Base Salary under this Agreement for any period during which you receive payment under any short or long-term disability plans for which premiums are paid by the Corporation shall be reduced by the amount of such disability payments.

                        b. If your employment shall be terminated by the Corporation for Cause or by you other than for Good Reason, the Corporation shall pay you your full Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given or on the Date of Termination if no Notice of Termination is required hereunder, together with accrued vacation pay, if any, and the Corporation shall have no further obligation to you under this Agreement.

                        c. If your employment terminates by reason of your death, your benefits shall be determined in accordance with the Corporation's survivors' benefits, insurance
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and other applicable programs and plans then in effect and all benefits payable under this Agreement shall cease.

                        d. If your employment is terminated (i) by the Corporation other than for Cause or Disability or (ii) by you for Good Reason, then you shall be entitled to the following benefits:

                              (1) the Corporation shall pay you your full Base
Salary together with any bonuses that have accrued but have not been paid through the Date of Termination at the rate in effect at the time Notice of Termination is given, or the Date of Termination where no Notice of Termination is required;

                              (2) in lieu of any further salary payment to you
for periods subsequent to the Date of Termination through the remaining term of this Agreement, the Corporation shall, at its option; either (i) pay you a lump sum payment equal to the product of your annual Base Salary as in effect immediately prior to the occurrence of the circumstances giving rise to your termination, multiplied by _______ (___), together with an amount equal to the average of all bonuses paid to you for the three (3) years of your employment by the Corporation immediately preceding the year in which the Date of Termination shall occur (the "Severance Amount"), or (ii) pay you the Severance Amount in _____ (__) equal monthly installments commencing on the first day of the month following the month in which the Date of Termination shall occur; and

                              (3) the Corporation shall maintain in full force
and effect for your continued benefit and the benefit of your eligible dependents and beneficiaries, until the first to occur of (i) your attainment of alternative employment or (ii) ____ (_) years from the Date of Termination, the employee benefits under the Corporation's benefit plans that you or they were eligible to receive immediately prior to the Date of Termination, subject to the terms and conditions of such benefit plans; provided that your continued participation or the participation of such eligible dependents or beneficiaries is possible under the general terms and provisions of such benefit plans. In the event that your participation or the participation of such eligible dependents or beneficiaries in any such benefit plan is barred, the Corporation shall arrange to provide you and such eligible dependents or beneficiaries with benefits substantially similar to those to which you and such eligible dependents or beneficiaries are entitled under such benefit plans for the period stated above. At the end of the period of coverage, you shall have the option to have assigned to you, at no cost and with no apportionment of prepaid premiums, any assignable insurance policy owned by the Corporation and relating specifically to you.
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                              (4) anything contained in this Agreement to the
contrary notwithstanding, if your employment is terminated by the Corporation by reason of a Change of Control (as defined in Subsection 9(e)(2) below), you shall be entitled to be paid the following:

                                    (i) in accordance with Subsection 6(d)(1);
and

                                    (ii) in lieu of any further salary payment
to you for the period subsequent to the Date of Termination through the remaining term of this Agreement, the Corporation shall pay you a lump sum payment equal to two (2) times your annual Base Salary in effect immediately prior to such termination; and

                                    (iii) the benefits provided in Subsection
6(d)(3) until the earlier of two (2) years from the Date of Termination or you obtain alternate employment.

                        e. The payments provided for in Subsections 6(d)(1), 6(d)(2)(i) and 6(d)(4) shall be made by the Corporation to you not later than the fifth (5th) business day following the "Date of Termination."

                        f. You shall not be required to mitigate the amount of any payment provided for in this Section 6, including but not limited to, seeking other employment, nor shall the amount of any payment provided for in this Section 6 be reduced by any compensation earned by you as a result of employment by another employer after the Date of Termination, or otherwise.

                  7. Personal Guarantees. Upon termination of your employment hereunder, whether with or without Cause or Good Reason, or upon your death or Disability, the Corporation shall indemnify you from all claims, costs and expenses related to personal guarantees of any leases, loans, debts, obligations, or similar instruments, which you have undertaken with respect to the Corporation. In addition, the Corporation shall use its best efforts to secure the release of all such personal guarantees.
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                  8. Covenant Not to Compete; Confidential Information.

                        a. Interest to be Protected.

                              (1) The parties acknowledge that during the term
of your employment as set forth in this Agreement, you will perform essential services for the Company. In this regard, you will be exposed to, have access to, and be required to work with, a considerable amount of the Company's confidential and proprietary information, including but not limited to: information concerning the Company's methods of operation, product development plans and launch dates, financial information, strategic planning, operational budget and strategies, payroll data, computer systems, marketing plans and strategies, merger and acquisition strategies, and customer data base. The parties expressly recognize that should you divulge this or other confidential information to competitors of the Company, or to the parties outside the Company generally, or use such information for the your personal behalf or to compete with the Company in any manner whatsoever, it could seriously impair the good will and diminish the value of the Company's business. As a result, you agree hereafter not to divulge any Company proprietary and/or confidential information to any competitors of the Company or to parties outside the Company generally or to use such information for your personal benefit or to compete against the Company in any manner whatsoever. You are also specifically restricted from working for a period of ________ (___) years from the Date of Termination for another computer software publisher.


                              (2) Ownership Interest in Competing Entity. Until
the earlier of the expiration of this Agreement or any Termination Date, you may not directly or indirectly own stock or have other interest in any corporation or other entity engaged in a business competitive directly or indirectly with the business of the corporation as it may exist as of the Date of Termination of your employment, provided however, that the foregoing prohibition shall not apply to your ownership of not in excess of three percent (3%) of an equity or indebtedness interest in any entity quoted on The Nasdaq Stock Market or listed on any national stock exchange.

                        b. Employee's Obligations Regarding Confidential Information. You have in the past and may in the future develop, obtain or learn about confidential information which is the property of the Company or which the Company is under obligation not to disclose. You agree to use your best efforts and the utmost diligence to guard and protect said information, to treat such information as confidential, and you agree that you will not, during or
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after the period of your performing services for the Company, use for your personal benefit or the benefit of any third party, or divulge to any third party any of said confidential information unless authorized to do so by the Company in writing. You further agree that if this Agreement is terminated for any reason, you will leave with the Company or return to the Company, all documents, records and papers, originals and copies, and all matters of whatever nature which bear or may bear the Company's confidential information or which is in any way related, directly or indirectly, to the Company.

                        c. Definition of Confidential Information. For the purposes of this Agreement, the term "confidential information" shall include but not be limited to the following: product content; designs and development plans; pricing policies; business plans; financial statements and financial information, including accounts payable and receivable; proprietary knowledge and ideas, including products in development but not yet released and product launch dates; the contents of customers' and clients' files or portfolios; computer software, including all rights under licenses and other contracts relating thereto; source code and all documents relating thereto; all intellectual property, including without limitation all trademarks, trademark registrations and applications, service marks, copyrights, patents, trade secrets, proprietary marketing information and know-how; books and records, including lists of customers and the registered user data base; credit reports; sales records; price lists; sales literature; advertising material; manuals; processes; technology; designs, statistics data; manuals; techniques; or any information of whatever nature which gives to the Company an opportunity to obtain an advantage over its competitors who do not know or use, but it is understood that said terms do not include knowledge, skills or information which is common to your trade or profession. All confidential information shall remain the property of the Company during and after your term of Employment with the Company.

                        d. Return of Property Upon Termination. Upon termination of employment, you agree to promptly return to the Company all customer records, charge cards, all confidential information as defined in Subsection 6(c) above, and all other documents, equipment and property pertaining to the business of the Company. You further agree that you will not at any time use any information acquired by you during the term of this Agreement in a manner contrary to the interest of the Company, nor will you take any action which may directly or indirectly induce any person to terminate his or her relationship with the Company.
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                        e. Employee Manual. You acknowledge and understand that
any employee manual which may be created and issued to you by the Company setting forth Company policies and procedures shall not constitute a contract between the Company and you and shall not amend or supersede this Agreement. Only documents specifically referencing this Agreement and specifically stating that they constitute an amendment to this Agreement, signed by you and the President of the Company, shall constitute an amendment to this Agreement.

                        f. Non-Solicitation of Other Employees. You further agree that during the Term of the Agreement and for _____ (__) years following the Date of Termination that you will not directly or indirectly solicit any employee of the Company to leave the employment of the Company in order to become associated in any manner with any entity with which you are then or may thereafter be associated, or directly or indirectly arrange or facilitate the employment of any employee of the Company by an entity engaged in a business directly or indirectly competitive to that of the Company.

                        g. Injunctive Relief for Breach. In the event of a breach or threatened breach by you of any provision or provisions of this
Section 8, the Company shall be entitled to apply to any court with competent jurisdiction for an injunction, without the need to post a bond or other security, restraining you from violation of such terms or provisions of this
Section 8. Nothing herein, however, shall be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including the recovery of damages from you.

                  9. Miscellaneous

                        a. Successors; Binding Agreement.

                              (1) The Corporation shall cause any successor
(whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation or of any division or subsidiary thereof employing you, to expressly assume and agree to perform this Agreement in the same manner and to the same extent to which the Corporation would be required to perform this Agreement had no such succession taken place. Failure by the Corporation to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle you to compensation in the same amount and on the same terms as you would be entitled hereunder had you terminated your employment for Good Reason after a Change of Control,
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except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

                              (2) This Agreement shall inure to the benefit of
and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you should die while any amount would still be payable to you hereunder had you continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee or other designee or, if there is no designee, to your estate.

                        b. Indemnification.

                              (1) The Corporation is aware that upon the
occurrence of a Change of Control, the Board or a shareholder of the Corporation may then cause or attempt to cause the Corporation to refuse to comply with its obligations under this Agreement, or may cause or attempt to cause the Corporation to institute, or may take, or attempt to take, other actions to deny you the benefits intended under this Agreement. In these circumstances, the purposes of this Agreement would be frustrated. It is the intent of the Corporation that you should not be required to incur the expenses associated with the enforcement of your rights under this Agreement by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to you hereunder, nor should you be bound to negotiate any settlement of your rights hereunder under threat of incurring such expenses. Accordingly, if following a Change of Control it appears to you that the Corporation has failed to comply with any of its obligations under this Agreement or if the Corporation or any other person takes any action to declare this Agreement void or unenforceable, or institutes any litigation or other legal action designed to deny, diminish or to recover from you the benefits intended to be provided to you hereunder, then, provided that you have complied with all of your material obligations under this Agreement, the Corporation shall indemnify you for all legal costs and fees (including without limitation, attorneys' fees, retainers, court costs, charges for transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage and delivery service fees, and all other out-of-pocket expenses) incurred by you in defending or asserting your rights under this Agreement after a Change of Control of the Corporation. The Corporation hereby irrevocably authorizes you from time to time to retain counsel of your choice at the expense of the Corporation to represent you in connection with the initiation or defense of any litigation or other legal action, whether by or against the Corporation or any director, officer, shareholder or other person, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Corporation and
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such counsel, the Corporation irrevocably consents to your entering into an attorney-client relationship with such counsel, and in that connection the Corporation and you agree that a confidential relationship shall exist between you and such counsel. The reasonable fees and expenses of counsel selected by you pursuant hereto shall be paid or reimbursed to you by the Corporation on a regular, periodic basis upon presentation by you of a statement or statements prepared by such counsel in accordance with its customary practices.

                              (2) The Corporation further agrees to pay
pre-judgment interest on any money judgment obtained by you calculated at the prime interest rate established by Bank of America National Trust and Savings Association (or another comparable national financial institution if no prime interest rate is available from Bank of America) in effect from time to time from the date that payments to you should have been made under this Agreement until the date that such payments are made; provided, however, that the Corporation shall use the prime interest rate first published by Bank of America National Trust and Savings Association (or another comparable national financial institution if no prime interest rate is available from Bank of America) in a calendar month to compute interest payable with respect to any period during such calendar month.

                        c. Payment Obligations Absolute; Amendment. The Corporation's obligation to pay you the amounts provided for hereunder shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Corporation may have against you or anyone else. All amounts payable by the Corporation hereunder shall be paid without notice or demand. Except as expressly provided herein, the Corporation waives all rights which it may now have or may hereafter have conferred upon it, by statute or otherwise, to amend, terminate, cancel or rescind this Agreement in whole or in part. Each and every payment made hereunder by the Corporation shall be final and the Corporation shall not seek to recover all or any part of any such payment from you or from whomsoever may be entitled thereto, for any reason whatsoever.

                        d. Notices. All notices hereunder shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid:

              If to the Corporation, to:    Piranha Interactive Publishing, Inc.
                                            1839 West Drake, Suite B
                                            Tempe, Arizona 85283
                                            Attn:  J. Wade Stallings, II
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                  If to you, to:                __________________________
                                                __________________________
                                                __________________________

Either party may change the address to which notices are to be sent to it by giving ten (10) days written notice of such change of address to the other party in the manner above provided for giving notice. If delivered in person, then such notice shall be effective immediately; if mailed, then seventy-two (72) hours after deposit, postage prepaid.

                        e. Definitions. For the purposes of this Agreement:

                              (1) The term "Corporation" shall mean the business
presently conducted by Piranha Interactive Publishing, Inc., whether as an Arizona or a Nevada corporation. All references to Corporation or "Corporate" policies, procedures, employees, benefits, criteria or standards shall include all subsidiaries and businesses of the Corporation.

                              (2) The term "Change of Control" shall mean the
occurrence of any of the following events:

                                    (a) an event required to be reported by the
Corporation by Item 1 of Form 8-K under Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, filed pursuant to Rule 13a-11 or Rule 15d-11 thereunder or any comparable rule or regulation intended to supersede such rules;

                                    (b) all or substantially all of the assets
of the Corporation are sold, transferred, leased or exchanged to one or more persons, or the Corporation consolidates or merges with another corporation unless the Corporation or a subsidiary of the Corporation is the continuing or surviving corporation (and the officers and directors of the surviving corporation immediately following the event are materially the same as those of the Corporation immediately prior thereto); or

                                    (c) the business or subsidiary for which
your services are principally performed is sold or otherwise disposed of by the Corporation.

                              (3) The term "Effective Date" shall mean November
1, 1996.
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                              (4) The term "Notice of Termination" shall mean a
written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated.

                        f. Waiver; Modification. No provision of this Agreement may be waived, modified, discharged or amended except by an instrument in writing signed by you and such officer as may be specifically designated by the Board. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument by the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any other term or condition. The failure of either party to insist, in any one or more instances, upon strict performance of any of the terms or conditions of this Agreement shall not be construed as a waiver or relinquishment of any right granted hereunder or the future performance of any such term, covenant or condition, but the obligations of either party with respect thereto shall continue in full force and effect.

                        g. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Arizona.

                        h. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                        i. Severability. If any term or provision of this Agreement or the application hereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. The parties shall negotiate in good faith to modify the provisions found to be invalid or unenforceable to preserve each party's anticipated benefits thereunder.
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                        j. Headings. The headings in this Agreement are inserted
for convenience of reference only and shall not be a part of or control or affect the meaning of this Agreement.

                        k. Payroll and Withholding Taxes. All payments to be made or benefits to be provided hereunder by the Corporation shall be subject to reduction for any applicable payroll-related or withholding taxes.

                        l. Entire Agreement. This Agreement supersedes any and all other oral or written agreements heretofore made relating to your Base Salary, expense reimbursement, benefits and severance and constitutes the entire agreement of the parties relating to the subject matter hereof, except for any previously existing agreements to pay accrued but unpaid salary as compensation, and accrued but unpaid expenses incurred, for services provided by you prior to the date hereof; provided that, except as specifically provided herein, this Agreement shall not supersede or limit in any way or affect any rights you may have under any other of the Corporation's employee benefit plans, programs or arrangements (including, without limitation, employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974).

                        m. Assignment. This Agreement and the rights, interest and benefits shall not be assigned, transferred, pledged or hypothecated in any way and shall not be subject to execution, attachment or similar process. Any attempt by you to assign, transfer, pledge or hypothecate or make any other disposition of this Agreement or of such rights, interests and benefits contrary to the foregoing provision or the levy of any attachment or similar process thereupon, shall be null and void and without effect and shall relieve the Corporation of any and all liability hereunder.

__________________
November __, 1996
Page 15
________________________________________________________________________________


            If this letter sets forth our agreement on the subject matter hereof, kindly sign and return to the Corporation the enclosed copy of this letter which will then constitute our agreement on this subject.

                                    Sincerely,

                                    PIRANHA INTERACTIVE PUBLISHING, INC.



                                    By:_________________________________________
                                          (Signature)

                                    Name:_______________________________________
                                                (Please Print)

                                    Title:______________________________________
                                                (Please Print)


Agreed and accepted this
_____ day of November, 1996.


By:_________________________________
      (Signature)

   _________________________________
      (Please Print)